Exhibit 99.1

FOR IMMEDIATE RELEASE

NYC ANNOUNCES 13,500 Square feet of new leasing activity at 9 Times Square

New York, May 19, 2022 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today that it has signed two non-binding LOIs for new leases with tenants at 9 Times Square. The LOI’s total over 13,500 square feet and $650,000 of annual base rent with a weighted-average lease term of 3.7 years.

“We continue to build leasing momentum across our portfolio,” said Michael Weil, CEO of NYC. “The new tenants at 9 Times Square will increase occupancy at the building by 8%, from 62% to 70%, and in our portfolio from 84.4% to 85.6%, assuming definitive leases are signed. The new leases will additionally generate over $650,000 of annual base rent and complete the leasing of all the space formerly occupied by Knotel at 9 Times Square. These leasing achievements are the result of our proactive asset management strategy and the relationships we have built with our tenants.”

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its consolidated subsidiaries.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063